EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-4) of Petrobras Energia S.A. and to the incorporation by reference therein of our report dated February 15, 2006 (except Notes 21, 22, 23, and 25, as to which the date is June 12, 2006 and, except for the effects of the changes in accounting discussed in Note 2, as to which the date is February 8, 2007), with respect to the consolidated financial statements of Petrobras Energía Participaciones S.A. for the year ended December 31, 2005, included in its Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
Buenos Aires, Argentina
November 10, 2008
PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L
          (Member firm of Ernst & Young Global)
ENRIQUE C. GROTZ
            Partner

Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-4) of Petrobras Energia S.A. and to the incorporation by reference therein of our report dated February 8, 2006, with respect to the financial statements of Refinería del Norte S.A. for the year ended December 31, 2005, included in Petrobras Energía Participaciones S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
Buenos Aires, Argentina
November 10, 2008
PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L
          (Member firm of Ernst & Young Global)
GERMAN E.CANTALUPI
                 Partner